Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

NRG Energy Closes Multiple Strategic Acquisitions

— Acquisition of Edison Mission Energy and Dominion’s competitive retail electricity business achieves progress across all three components of NRG’s core strategy —

PRINCETON, NJ; April 1, 2014 — NRG Energy, Inc. (NYSE: NRG) has completed its previously announced strategic acquisitions of substantially all the assets of Edison Mission Energy (EME) and the competitive retail electricity business of Dominion Resources, Inc. (NYSE: D) for $2,635 million and $165 million, respectively, both excluding transaction adjustments for cash and working capital. With the closing of these two transactions, NRG advances its overall strategy of enhancing its generation fleet, expanding its retail business and growing its green portfolio.

Enhancing Generation

The addition of EME’s nearly 8,000 megawatts (MW) brings NRG’s total fleet to more than 53,000 MW of generating capacity — the second-largest in the US. The addition of EME’s wind capacity, combined with NRG’s existing wind and solar facilities, further diversifies the company’s renewable portfolio.

Expanding Retail

The acquisition of Dominion’s competitive retail electricity business will add, after customary transitions, more than 500,000 customer accounts to NRG’s retail footprint by the end of 2014, doubling NRG’s northeast retail presence across eight states and enhancing its leading position in Texas by adding the Cirro Energy franchise. The acquisition gives NRG a substantially larger customer platform in markets in which NRG is confident that it can enhance the depth and breadth of customer relationships through the deployment of customer-friendly services built around emerging energy technologies.

Growing Green

The closing of EME and Dominion’s retail electric business comes on the heels of NRG’s acquisition of Roof Diagnostics Solar (RDS), announced on March 27. NRG acquired RDS, one of largest solar sales and installation companies in America, to support the company’s strategy to empower its customers who want to control their own energy destiny through clean self-generation.

“Closing this trio of acquisitions in the past week materially enhances our capabilities and our economies of scale in all of our key business areas,” said David Crane, President and CEO of NRG. “By advancing across the full range of our overall company strategy, we are giving consumers greater access to clean energy and individual control over their energy future.”

About NRG

NRG is leading a customer-driven change in the U.S. energy industry by delivering cleaner and smarter energy choices, while building on the strength of the nation’s largest and most diverse competitive power portfolio. A Fortune 500 company, we create value through reliable and efficient conventional generation while driving innovation in solar and renewable power, electric vehicle ecosystems, carbon capture technology and customer-centric energy solutions. Our retail electricity providers — Reliant, Green Mountain Energy, Cirro

Energy, Energy Plus and NRG Residential Solutions — serve almost 3 million residential and commercial customers throughout the country. More information is available at www.nrgenergy.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

NRG Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include NRG’s expectations regarding the announced acquisitions and forward-looking statements typically can be identified by the use of words such as “will,” “expect,” “believe,” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, competition in wholesale and retail power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, and our ability to achieve the expected benefits of the announced acquisitions. NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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